SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         --------------------------


                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 1996


                          A. P. GREEN INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware               0-16452                                 43-0899374
(State or other          (Commission                            (IRS Employer
jurisdiction of          File Number)                           Identification
 organization)                                                       Number)

Green Boulevard
Mexico, Missouri                                                    65265
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:   (573) 473-3626

Item 2. Acquisition or Disposition of Assets

        Description  of  Acquisition  of Eastern  Ridge Lime, L.P.

        On December 31, 1996, APG Lime Corp., a Delaware corporation and wholly-owned subsidiary of the Registrant, acquired substantially all of the assets and assumed certain of the liabilities of Eastern Ridge Lime,
        L. P., a Delaware limited partnership ("Eastern Ridge"). The assets included Eastern Ridge's mineral processing facility and quarrying and lime manufacturing business in Ripplemead, Virginia and a leased terminal facility in St. Matthews, South Carolina. In addition to the assumption of certain liabilities, the Registrant paid Eastern Ridge the $10,059,540 purchase price in cash, which was subject to a post-closing adjustment as set forth in the acquisition agreement.

        Historical and Pro Forma  Financial  Statements.

        This Current Report also contains the historical financial statements of Eastern Ridge and the unaudited pro forma financial information of the Registrant, showing the effect of the consummation of the foregoing acquisition. For a description of the historical and pro forma financial statements included herewith, see Item 7(a) and (b) of this report.

Item 7. Financial Statements and Exhibits

        (a)  Historical  Financial  Statements  of Eastern Ridge -
             The following financial statements of Eastern Ridge are filed herewith pursuant to "Item 2 - Acquisition or Disposition of Assets" of this report:

             Independent Auditors' Report
             Balance Sheets, December 31, 1995 and 1994
             Statements of Operations, Years Ended December 31, 1995 and 1994 Statements of Cash Flows, Years Ended December 31, 1995 and 1994 Statements of Partnership Equity (Deficit), Years Ended
               December 31, 1995 and 1994
             Notes to Financial Statements

             Balance Sheet, September 30, 1996 (Unaudited)
             Statements of Operations, Nine Months Ended September 30, 1996
               and 1995 (Unaudited)
             Statements of Cash Flows, Nine Months Ended September 30, 1996
               and 1995 (Unaudited)

        (b) Pro Forma Financial Information of the Registrant - The following pro forma combined financial statements of the Registrant showing the effect of the foregoing acquisition are filed herewith pursuant to "Item 2 Acquisition or Disposition of Assets" of this report:

             Pro Forma Combined Statement of Financial Position,
               September 30, 1996 (Unaudited)
             Pro Forma Combined Statement of Earnings for the Nine Months Ended
               September 30, 1996 (Unaudited)
             Pro Forma Combined Statement of Earnings for the Year Ended
               December 31, 1995 (Unaudited)
             Notes to Unaudited Pro Forma Combined Financial
               Statements (Unaudited)

        (c)  Exhibits.   See Exhibit Index.
             --------

                           Financial Statements

                         Eastern Ridge Lime, L.P.

                  Years ended December 31, 1995 and 1994
                   with Report of Independent Auditors

                            Eastern Ridge Lime, L.P.

                              Financial Statements


                     Years ended December 31, 1995 and 1994




                                    CONTENTS

Report of Independent Auditors............................................  1

Financial Statements

Balance Sheets............................................................  2
Statements of Operations..................................................  3
Statements of Cash Flows..................................................  4
Statements of Partnership Equity (Deficit)................................  5
Notes to Financial Statements.............................................  6

                         Report of Independent Auditors


Board of Directors
Mississippi Lime Company and Affiliates

We have audited the accompanying balance sheets of Eastern Ridge Lime, L.P. as of December 31, 1995 and 1994, and the related statements of operations, cash flows, and partnership equity (deficit) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eastern Ridge Lime, L.P. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


April 24, 1996,                                          /S/ERNST & YOUNG LLP
except for Note 5, as to which                              St. Louis, Mo.
the date is October 23, 1996

                            Eastern Ridge Lime, L.P.

                                 Balance Sheets
                             (Dollars in Thousands)


                                                                 DECEMBER 31
                                                               1995        1994
                                                             -------     -------
ASSETS

Current assets:
   Cash and cash equivalents                                 $   458     $   318
   Trade accounts receivable                                     702         662
   Inventories:
      Finished goods                                             303         472
      Supplies                                                   131         338
                                                             -------     -------
                                                                 434         810

   Repair parts                                                  833         816
   Other current assets                                           75          41
   Intercompany receivable                                         -          34
                                                             -------     -------
Total current assets                                           2,502       2,681

Property, plant and equipment:
   Buildings, machinery and equipment                         17,289      17,864
   Land and mineral reserves                                   4,015       2,267
                                                             -------     -------
                                                              21,304      20,131
   Less accumulated depletion and depreciation                 6,464       4,898
   Less valuation allowance                                    7,729           -
                                                             -------     -------
                                                               7,111      15,233
Construction in progress                                         554         802
                                                             -------     -------
                                                               7,665      16,035
Noncompete agreement, less accumulated
   amortization of $1,729 and $1,229 in
   1995 and 1994, respectively, and
   valuation allowance of $271 in 1995                           500       1,271
                                                             -------     -------
Total assets                                                 $10,667     $19,987
                                                             =======     =======

LIABILITIES AND PARTNERSHIP EQUITY

Current liabilities:
   Accounts payable                                          $ 1,447     $   508
   Accrued expenses                                               94         128
   Intercompany line of credit and payable                    10,743       7,658
   Notes payable and accrued interest to related
     party                                                       302         302
   Current maturity of capital lease obligations                 214          97
                                                             -------     -------
Total current liabilities                                     12,800       8,693

Capital lease obligations, less current maturities               772         339
Other liabilities                                                 12          27

Partnership equity (deficit)                                  (2,917)     10,928
                                                             -------     -------
Total liabilities and partnership equity                     $10,667     $19,987
                                                             =======     =======

See accompanying notes

                            Eastern Ridge Lime, L.P.

                            Statements of Operations
                             (Dollars in Thousands)



                                                         YEAR ENDED DECEMBER 31
                                                           1995          1994
                                                         --------      -------

Net sales                                                $  7,107      $ 7,070
Cost of sales                                              11,352       10,110
                                                         --------      -------
                                                           (4,245)      (3,040)

Selling, administrative and general expenses                1,627        1,584
                                                         --------      -------
Operating loss                                             (5,872)      (4,624)

Other income (expense):
     Write-down of assets held for sale                    (8,000)           -
     Write-down of other assets                            (1,073)           -
     Interest expense                                        (869)        (400)
     Other income                                             386           46
     Other expense                                            (78)           -
                                                         --------      -------
                                                           (9,634)        (354)
                                                         --------      -------
 Net loss                                                $(15,506)     $(4,978)
                                                         ========      =======

See accompanying notes.

                            Eastern Ridge Lime, L.P.

                            Statements of Cash Flows
                             (Dollars in Thousands)


                                                          YEAR ENDED DECEMBER 31
                                                            1995         1994
                                                          --------     -------
OPERATING ACTIVITIES
Net loss                                                  $(15,506)    $(4,978)
Adjustments to reconcile net loss to net cash used
  in operating activities:
   Depreciation and depletion                                2,218       2,086
   Amortization                                                500         500
   (Gain) loss on disposal of property, plant and
     equipment                                               1,100         (21)
   Write-down of assets held for sale                        8,000           -
   Changes in operating assets and liabilities:
     Accounts receivable                                       (40)        588
     Inventories and repair parts                              359        (299)
     Accounts payable                                          939        (494)
     Other assets and liabilities                              (82)        (50)
                                                          --------     -------
Net cash used in operating activities                       (2,512)     (2,668)

INVESTING ACTIVITIES
Purchase of property, plant and equipment                   (2,011)       (528)
Proceeds from sale of property, plant and
  equipment                                                     54         206
                                                          --------     -------
Net cash used in investing activities                       (1,957)       (322)

FINANCING ACTIVITIES
Net intercompany proceeds                                    3,119       2,665
Payment of capital lease obligations                          (171)        (11)
Proceeds from notes payable to related party                     -         302
Capital contributions from limited partner                   1,661           -
                                                          --------     -------
Net cash provided by financing activities                    4,609       2,956
                                                          --------     -------
Increase (decrease) in cash and cash equivalents               140         (34)
Cash and cash equivalents at beginning of year                 318         352
                                                          --------     -------
Cash and cash equivalents at end of year                  $    458     $   318
                                                          ========     =======

See accompanying notes.

                            Eastern Ridge Lime, L.P.

                   Statements of Partnership Equity (Deficit)
                             (Dollars in Thousands)



                                             LIMITED     GENERAL
                                             PARTNER     PARTNER       TOTAL
                                             --------    --------    --------
Balance at December 31, 1993                 $ 15,975     $ (69)     $ 15,906

  Net loss                                     (4,928)      (50)       (4,978)
                                             --------     -----      --------
Balance at December 31, 1994                   11,047      (119)       10,928

  Capital contributions                         1,661         -         1,661

  Net loss                                    (15,351)     (155)      (15,506)
                                             --------     -----      --------

Balance at December 31, 1995                 $ (2,643)    $(274)     $ (2,917)
                                             ========     =====      ========

See accompanying notes.

                            Eastern Ridge Lime, L.P.

                          Notes to Financial Statements
                             (Dollars in Thousands)

                                December 31, 1995



1. BASIS OF PRESENTATION AND BUSINESS

The financial statements include the accounts of Eastern Ridge Lime, L.P. (the Company), a limited partnership in which Eastern Ridge Lime, Inc. has a 1 percent general partnership interest with the remaining 99 percent limited partnership interest owned by Mississippi Lime Company. Both Eastern Ridge Lime, Inc. and Mississippi Lime Company are wholly owned by their common parent, the Harry B. Mathews, Jr. Trust for the benefit of Margaret Mathews Jenks.

The Company manufactures and sells high-quality lime products primarily to customers in the paper and steel industries. Approximately 43 percent and 14 percent of the Company's tonnage sold for 1995 related to these industries, respectively. Two customers accounted for 22 percent and 14 percent, respectively, of tonnage sold in 1995.

The Company has a labor agreement with the United Steel Workers of America, covering substantially all of its production workers.

2. SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include demand deposits and other temporary cash investments with maturities of three months or less when purchased.

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined by using average production costs for finished goods and average costs for supplies. Finished goods inventory costs include labor, supplies, and other production costs.

REPAIR PARTS

Repair parts are stated at cost, determined using monthly averages. Repair parts are classified as current assets in accordance with industry practice; however, certain repair parts may not be utilized within a one-year period.

                            Eastern Ridge Lime, L.P.

                          Notes to Financial Statements
                             (Dollars in Thousands)

                                December 31, 1995


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Buildings, machinery, and equipment are carried at cost and include expenditures for new facilities and those which substantially increase the value or useful lives of existing assets.

Maintenance and repairs are charged to expense as incurred. Depreciation is provided over the estimated useful lives of the assets on the sum-of-the-years digits and straight-line methods. Mineral reserves are depleted under the units-of-production method.

MINE DEVELOPMENT COSTS

Mine development for both underground and surface mines is recorded at cost. Costs incurred to develop a new or previously abandoned mine or to expand the normal capacity of operating mines are capitalized. Development costs incurred to return to or maintain existing normal production capacity and all mine exploration expenditures are charged to expense as incurred. Core or other drilling for determining feasibility or size of potential mining areas is included in exploration expenditures. Initial mapping costs of an area for future development of a new or previously abandoned mine are capitalized. Subsequent map updating is expensed as incurred.

Capitalized mine development costs are amortized using the units-of-production method over the estimated life of the mine based on actual tonnage produced.

NONCOMPETE AGREEMENT

The noncompete agreement is being amortized using the straight-line method over the five-year term of the agreement.

CONCENTRATION OF CREDIT RISK

The Company manufactures and sells high-quality lime products to customers in diversified industries. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. At December 31, 1995 and 1994, trade accounts receivable from customers in the paper and steel industries represented approximately 24 percent and 5 percent and 26 percent and 30 percent, respectively, of the Company's accounts receivable.

                            Eastern Ridge Lime, L.P.

                          Notes to Financial Statements
                             (Dollars in Thousands)

                                December 31, 1995



2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. RELATED PARTY TRANSACTIONS

The Company transacts ongoing business with its partners and certain entities that are affiliated with its partners. Related party account balances and expenses for the years ended December 31, 1995 and 1994, include:

                                                            1995          1994
                                                          -------        ------
     Intercompany line of credit                          $10,400        $7,541
     Intercompany receivables                                 343           117
     Intercompany payables                                      -            34
     Notes payable and accrued interest to related party      302           302
     Management fees                                          174           129
     Intercompany sales                                         -            28
     Intercompany purchases                                    64            68
     Intercompany interest expense                            789           386
     Interest expense to related party                         27            10
     Intercompany rent expense                                 17            39

On January 1, 1993, the Company entered into a Line of Credit Loan and Security Agreement with Mississippi Lime Company. Borrowings under the line of credit are limited to $10,400 (at December 31, 1995), are due on demand, and are secured by accounts receivable and equipment of the Company. Interest is payable monthly at prime.

                            Eastern Ridge Lime, L.P.

                          Notes to Financial Statements
                             (Dollars in Thousands)

                                December 31, 1995






4. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases certain equipment. These leases have varying terms, and certain leases have renewal and/or purchase options. Future minimum payments under noncancelable leases with initial or remaining terms in excess of one year consist of the following at December 31, 1995:


                                                        CAPITAL LEASES
                                                        --------------

     1996                                                   $  287
     1997                                                      287
     1998                                                      336
     1999                                                      248
                                                            ------
     Total minimum lease payments                            1,158
     Less amount representing interest                         172
                                                            ------
     Present value of minimum lease payments
      (including current portion of $214)                   $  986
                                                            ======

During 1995 and 1994, the Company entered into capital lease obligations for certain equipment totaling $721 and $431, respectively. Buildings, machinery, and equipment at December 31, 1995 and 1994, include approximately $1,137 and $427 under capital leases, respectively. Accumulated depreciation and amortization for such equipment approximated $243 and $28 at December 31, 1995 and 1994, respectively.

Interest expense incurred and paid for the years ended December 31, 1995 and 1994, was $869 and $400, respectively, including capital lease obligation interest expense totaling $53 and $4 in 1995 and 1994, respectively.

5. ASSET REALIZATION

Subsequent to December 31, 1995, the Board of Directors of Mississippi Lime Company approved a plan to dispose of the operating assets of the Company. On October 23, 1996, Mississippi Lime Company received a letter of intent from another company for the acquisition of substantially all of the Company's operating assets. Based on the expected net proceeds from the pending sale, the Company has recorded a valuation allowance of

                            Eastern Ridge Lime, L.P.

                          Notes to Financial Statements
                             (Dollars in Thousands)

                                December 31, 1995






5. ASSET REALIZATION (CONTINUED)

$8,000 related to the assets held for sale. Although the sale is subject to further negotiations and Board approval, the sale is anticipated to be completed by December 31, 1996 with no significant deviation from the terms outlined in the letter of intent.

6. RETIREMENT PLANS

The Company sponsors a defined contribution savings plan covering all hourly workers. Contributions by the Company are based on 50 percent of employee contributions, not to exceed 3 percent of compensation. Contributions to this plan were $37 and $35 for the years ended December 31, 1995 and 1994, respectively.

7. TAX STATUS

No taxes are reflected in the Company's financial statements because profits and losses of the partnership are passed through to their respective partners according to the ownership percentage of such partners.

                            Eastern Ridge Lime, L.P.
                             Unaudited Balance Sheet
                            As of September 30, 1996
                             (Dollars in Thousands)



Assets
Current assets:
   Cash and cash equivalents                                           $   122
   Trade accounts receivable                                               957
   Inventories:
      Finished goods                                                       431
      Supplies                                                             146
                                                                       -------
                                                                           577
   Repair parts                                                            839
   Other current assets                                                     54
   Intercompany receivable                                                   -
                                                                       -------
Total current assets                                                     2,549

Property, plant and equipment:
   Buildings, machinery and equipment                                   17,273
   Land and mineral reserves                                             6,235
                                                                       -------
                                                                        23,508
   Less accumulated depletion and depreciation                           7,956
   Less valuation allowance                                              7,729
                                                                       -------
                                                                         7,823
Construction in progress                                                     -
                                                                       -------
                                                                         7,823
Noncompete agreement                                                       125
                                                                       -------
Total assets                                                           $10,497
                                                                       =======

Liabilities and Partnership Equity
Current liabilities:
   Accounts payable                                                    $ 1,119
   Accrued expenses                                                        214
   Intercompany line of credit and payable                              10,568
   Notes payable and accrued interest to related party                     322
   Current maturity of capital lease obligations                           286
                                                                       -------
Total current liabilities                                               12,509

Capital lease obligations, less current maturities                         396
Other liabilities                                                           12

Partnership equity (deficit)                                            (2,420)
                                                                       -------
Total liabilities and partnership equity                               $10,497
                                                                       =======

                            Eastern Ridge Lime, L.P.
                       Unaudited Statements of Operations
                             (Dollars in Thousands)



                                                 Nine Months ended September 30
                                                        1996         1995
                                                      -------      -------
Net sales                                             $ 4,220      $ 5,728
Cost of sales                                           7,179        8,034
                                                      -------      -------
                                                       (2,959)      (2,306)

Selling, administrative and general expenses              751          890
                                                      -------      -------
Operating loss                                         (3,710)      (3,196)

Other income (expense):
   Interest expense                                      (645)        (563)
   Write-down of other assets                               -       (1,005)
   Other income                                           176          359
   Other expense                                         (424)        (468)
                                                      -------      -------
                                                         (893)      (1,677)
                                                      -------      -------
Net loss                                              $(4,603)     $(4,873)
                                                      =======      =======

                            Eastern Ridge Lime, L.P.
                       Unaudited Statements of Cash Flows
                             (Dollars in Thousands)



                                                 Nine Months Ended September 30,
                                                         1996       1995
                                                       -------    -------
Operating activities

Net loss                                               $(4,603)   $(4,873)
Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and depletion                            1,734      1,580
   Amortization                                            375        375
   Changes in operating assets and liabilities:
     Accounts receivable                                  (254)       (53)
     Inventories and repair parts                         (149)       497
     Accounts payable                                     (328)       (24)
     Other assets and liabilities                         (430)       753
                                                       -------    -------
Net cash used in operating activities                   (3,655)    (1,745)

Investing activities

Purchase of property, plant and equipment               (1,893)    (1,305)
                                                       -------    -------
Net cash used in investing activities                   (1,893)    (1,305)

Financing activities

Net intercompany proceeds                                  112      2,987
Capital contributions from limited partner               5,100          -
                                                       -------    -------
Net cash provided by financing activities                5,212      2,987
                                                       -------    -------
Decrease in cash and cash equivalents                     (336)       (63)
Cash and cash equivalents at beginning of period           458        318
                                                       -------    -------
Cash and cash equivalents at end of period             $   122    $   255
                                                       =======    =======

                          A. P. Green Industries, Inc.
          Unaudited Pro Forma Combined Statement of Financial Position
                            As of September 30, 1996



                                                              Eastern     Total
(Dollars in thousands)                           A. P. Green   Ridge    Historical Adjustments Notes  Pro Forma
----------------------                           -----------  -------   ---------- ----------- -----  ---------
Cash and cash equivalents                          $  5,464    $   122   $  5,586   $   (122)  (a)    $  4,404
                                                                                      (1,060)  (b)
Receivables, net of allowances                       40,837        957     41,794        366   (a)      42,160
Inventories                                          52,217      1,416     53,633       (301)  (a)      53,332
Other current assets                                 14,748         54     14,802        (51)  (a)      14,751
Property, plant and equipment, net                   98,418      7,823    106,241        441   (a)     106,740
                                                                                          58   (c)
Projected insurance recovery on asbestos claims     117,944          -    117,944          -           117,944
Other long-term assets                               18,519        125     18,644       (125)  (a)      18,567
                                                                                          48   (c)
                                                   --------    -------   --------   --------          --------
    Total assets                                   $348,147    $10,497   $358,644   $   (746)         $357,898
                                                   ========    =======   ========   ========          ========

Intercompany and related party accounts and notes  $      -    $10,890   $ 10,890   $(10,890)  (a)    $      -
Other current liabilities                            37,884      1,619     39,503     (1,138)  (a)      38,365
Projected asbestos claims                           119,283          -    119,283          -           119,283
Other long-term liabilities                          71,461        408     71,869       (138)  (a)      80,731
                                                                                       9,000   (b)
                                                   --------    -------   --------   --------          --------
    Total liabilities                               228,628     12,917    241,545     (3,166)          238,379

Minority interests                                    1,502          -      1,502          -             1,502

Partnership deficit                                       -     (2,420)    (2,420)     2,420   (a)           -
Common stock                                          8,975          -      8,975          -             8,975
Additional paid-in capital                           68,309          -     68,309          -            68,309
Retained earnings                                    61,030          -     61,030          -            61,030
Other stockholders' equity                          (20,297)         -    (20,297)         -           (20,297)
                                                   --------    -------   --------   --------          --------

    Total liabilities and stockholders' equity     $348,147    $10,497   $358,644   $   (746)         $357,898
                                                   ========    =======   ========   ========          ========

Notes to Unaudited Pro Forma Combined Statements
(a)  Elimination of assets not purchased and liabilities not assumed, and adjustment to reflect asset and liability values at December 31, 1996.
(b)  A cash payment of $10,059,540 was made on the date of acquisition, funded by approximately $1.1 million of cash from operations and $9.0 million borrowed against the long-term line of credit.
(c)  Adjustment of fixed assets and non-compete agreement to fair market value at December 31, 1996.

                                       1

                          A. P. Green Industries, Inc.
              Unaudited Pro Forma Combined Statements of Earnings
                  For the Nine Months Ended September 30, 1996



                                                               Eastern    Total
(Dollars in thousands, except per share data)    A. P. Green    Ridge   Historical Adjustments Notes  Pro Forma
---------------------------------------------    -----------   -------  ---------- ----------- -----  ---------
Net sales                                          $195,720    $ 4,220   $199,940    $  --            $199,940
Cost of sales                                       161,927      7,179    169,106     (1,209)   (d)    167,897
                                                   --------    -------   --------    -------          --------
    Gross profit                                     33,793     (2,959)    30,834      1,209            32,043

Selling and administrative expenses                  26,599        751     27,350       (126)   (e)     27,224
Interest expense                                      2,343        645      2,988         21    (f)      3,009
Interest income                                        (885)       (27)      (912)                        (912)
Other income, net                                      (667)       275       (392)                        (392)
                                                   --------    -------   --------    -------          --------
    Earnings before income taxes                      6,403     (4,603)     1,800      1,314             3,114

Income tax expense (benefit)                          2,307                 2,307     (1,118)   (h)      1,189
Other, net                                             (816)                 (816)                        (816)
                                                   --------    -------   --------    -------          --------

    Net earnings                                   $  4,912    $(4,603)  $    309    $ 2,432          $  2,741
                                                   ========    =======   ========    =======          ========

Net earnings per common share                      $   0.61    $ (0.57)  $   0.04    $  0.30          $   0.34
                                                   ========    =======   ========    =======          ========

Notes to Unaudited Pro Forma Combined Statements
(d) Adjustment of depreciation, depletion and amortization expense toreflect revised asset values and lives subsequent to the acquisition.
(e) Elimination of management service fee paid to Mississippi Lime Company by Eastern Ridge.  No such fee will be charged by A. P. Green.
(f) Elimination of interest expense related to intercompany debt to Mississippi Lime Company, offset by interest expense on the $9.0 million borrowed to finance the acquisition at a 7.4% interest rate.
    The interest rate used equals the current interest rate on the Company's line of credit as of
    December 31, 1996.
(h) Income tax expense (benefit) is calculated using a 34% statutory rate.  Eastern Ridge Lime was organized as a partnership prior to the acquisition and, as such, had no direct income tax expense (benefit).

                          A. P. Green Industries, Inc.
              Unaudited Pro Forma Combined Statements of Earnings
                      For the Year Ended December 31, 1995



                                                               Eastern    Total
(Dollars in thousands, except per share data)    A. P. Green    Ridge   Historical Adjustments Notes  Pro Forma
---------------------------------------------    -----------  --------  ---------- ----------- -----  ---------
Net sales                                          $249,715   $  7,107   $256,822    $  --            $256,822
Cost of sales                                       208,309     11,352    219,661     (1,517)   (d)    218,144
                                                   --------   --------   --------    -------          --------
    Gross profit                                     41,406     (4,245)    37,161      1,517            38,678

Selling and administrative expenses                  31,312      1,627     32,939       (191)   (e)     32,748
Interest expense                                      3,190        869      4,059       (150)   (f)      3,909
Interest income                                      (1,513)               (1,513)                      (1,513)
Other income, net                                    (1,948)     8,765      6,817     (8,000)   (g)     (1,183)
                                                   --------   --------   --------    -------          --------
    Earnings before income taxes                     10,365    (15,506)    (5,141)     9,858             4,717

Income tax expense (benefit)                          2,182                 2,182     (1,920)   (h)        262
Other, net                                             (617)                 (617)                        (617)
                                                   --------   --------   --------    -------          --------
    Net earnings                                   $  8,800   $(15,506)  $ (6,706)   $11,778          $  5,072
                                                   ========   ========   ========    =======          ========
Net earnings per common share                      $   1.09   $  (1.92)  $  (0.83)   $  1.46          $   0.63
                                                   ========   ========   ========    =======          ========

Notes to Unaudited Pro Forma Combined Statements
(d) Adjustment of depreciation, depletion and amortization expense toreflect revised asset values and lives subsequent to the acquisition.
(e) Elimination of management service fee paid to Mississippi Lime Company by Eastern Ridge.  No such fee will be charged by A. P. Green.
(f) Elimination of interest expense related to intercompany debt to Mississippi Lime Company, offset by interest expense on the $9.0 million borrowed to finance the acquisition at a 7.4% interest rate.
    The interest rate used equals the current interest rate on the Company's line of credit as of
    December 31, 1996.
(g) In anticipation of the acquisition, Eastern Ridge adjusted the values of long-term assets to fair value as of December 31, 1995.  As this adjustment was directly attributable to the acquisition by A. P. Green, it is eliminated for purposes of these pro forma statements as the decline in value would have been recognized by Eastern Ridge prior to the date of acquisition.
(h) Income tax expense (benefit) is calculated using a 34% statutory rate.  Eastern Ridge Lime was organized as a partnership prior to the acquisition and, as such, had no direct income tax expense (benefit).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   March 17, 1997

                                           A. P. GREEN INDUSTRIES, INC.

                                  By:      /s/ Michael B. Cooney
                                           -----------------------------------
                                           Michael B. Cooney,
                                           Senior Vice President and Secretary

                                 EXHIBIT INDEX

Exhibit
Number                 Description
-------                -----------
2.1       Asset Acquisition Agreement dated December 27, 1996, by and among
          APG Lime Corp., a Delaware corporation, Eastern Ridge Lime L.P., a Delaware limited partnership and Eastern Ridge Lime, Inc., a Delaware corporation, is incorporated herein by reference to A. P. Green's Current Report on Form 8-K dated January 13, 1997.

23        Consent of Ernst & Young LLP